Exhibit 99.1

Contact:

Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

DELUXE REPORTS THIRD QUARTER 2025 RESULTS
RAISES FULL-YEAR ADJUSTED EPS GUIDANCE
AFFIRMS REMAINING OUTLOOK

•Reported revenue increased 2.2%, while comparable adjusted revenue increased 2.5%.
•Net income was $33.7 million, improving from $8.9 million in 2024, on revenue growth and both lower SG&A expense and restructuring spend.
•Comparable adjusted EBITDA increased 13.8% to $118.9 million.
•Third quarter GAAP diluted EPS was $0.74 versus $0.20 in 2024; comparable adjusted diluted EPS improved 29.8% to $1.09.
•Cash from operating activities for the first nine months of the year was $168.5 million; free cash flow increased $31.6 million to $95.9 million.
•Raising 2025 guidance range for adjusted diluted EPS; affirms outlook for revenue, adjusted EBITDA, and free cash flow, within narrowed range.

Minneapolis – November 5, 2025 – Deluxe (NYSE: DLX), a trusted Payments and Data company, today reported operating results for its third quarter ended September 30, 2025.

“We were pleased to report overall revenue expansion led by another strong growth quarter from the Data Solutions business and continued acceleration of Merchant Services’ revenue trajectory,” said Barry McCarthy, President and CEO of Deluxe. “Earnings growth outpaced revenue, demonstrating our strong operating leverage and driving reduction of our net debt ahead of our expected 2025 pacing."

“Beyond the expansion of adjusted EBITDA margins across each operating segment, we were particularly pleased to deliver continued strong free cash flow, improving our balance sheet and achieving our targeted year-end leverage ratio through three quarters,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “Our on-going cost discipline and execution focus present strong momentum for the balance of the year, allowing us to narrow our full-year 2025 guidance ranges, while raising our adjusted EPS outlook.”

Third Quarter 2025 Financial Highlights
(in millions, except per share amounts)

	3rd Quarter 2025	3rd Quarter 2024	% Change
Revenue	$540.2	$528.4	2.2%
Comparable Adjusted Revenue	$540.2	$527.0	2.5%
Net Income	$33.7	$8.9	n/m
Comparable Adjusted EBITDA	$118.9	$104.5	13.8%
Diluted EPS	$0.74	$0.20	n/m
Comparable Adjusted Diluted EPS	$1.09	$0.84	29.8%
————
n/m - not meaningful

•Revenue for the third quarter increased 2.2% from the previous year. Comparable adjusted revenue, reflecting the removal of business exits, increased 2.5% compared to the previous year.
•Net income of $33.7 million was up from $8.9 million in the third quarter of 2024.
•Comparable adjusted EBITDA margin was 22.0%, up 220 basis points from the prior year.
•Comparable adjusted diluted EPS of $1.09 was up 29.8% year over year.

Outlook

The Company updated its full-year 2025 outlook ranges as noted below:

•Revenue of $2.11 to $2.13 billion
•Adjusted EBITDA of $425 to $435 million
•Adjusted diluted EPS of $3.45 to $3.60
•Free cash flow between $140 and $150 million

This guidance remains subject to, among other things, prevailing macroeconomic conditions, global instability including tariffs, labor supply challenges, and inflation, as well as the impact of other potential changes to the company's portfolio.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on December 1, 2025, to shareholders of record as of market closing on November 17, 2025.

Earnings Call Information

Deluxe management will host a conference call today at 5:00 p.m. ET (4:00 p.m. CT) to review the financial results. Listeners can access the call by dialing 1.800.330.6730 (conference passcode: 968218).

The audio and accompanying slides will be available via a simultaneous webcast on the investor relations website at www.investors.deluxe.com. A replay will be available after 8:00 p.m. ET through midnight on November 12, 2025, via the webcast link and listen-by-phone option.

About Deluxe Corporation

Deluxe, a trusted Payments and Data company, champions business so communities thrive. Our solutions help businesses pay, get paid, and grow. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions, and hundreds of the world’s largest consumer brands, while processing more than $2 trillion in annual payment volume. Our reach, scale, and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.x.com/deluxe.

Forward-Looking Statements

Statements made in this presentation regarding Deluxe, the company’s, or management’s intentions, expectations, outlook, or predictions about future results or events are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to differ from stated expectations, which variations could be material and adverse. Factors that could lead to such variations include, but are not limited to, the following: changes in local, regional, national, and international economic or political conditions, including those arising from heightened inflation, rising interest rates, a recession, uncertainties surrounding trade policies or tariffs, or intensified international hostilities, and their impact on the company, its data, customers, or demand for the company’s products and services; the effects of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; ongoing cost increases and/or declines in the availability of data, materials, and other services; the company’s ability to execute its strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue, and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services, and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; consolidation of financial institutions and/or bank failures, reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors, or data or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs, and expenses in the development and marketing of products and services, including financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware, or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2024 and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information, or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$540.2	$528.4	$1,598.0	$1,601.2
Cost of revenue	(249.1)	(246.5)	(746.6)	(747.0)
Gross profit	291.1	281.9	851.4	854.2
Selling, general and administrative expense	(212.4)	(227.8)	(652.1)	(695.7)
Restructuring and integration expense	(2.9)	(11.0)	(14.6)	(35.9)
Asset impairment charge	—	(6.7)	—	(6.7)
Gain on sale of businesses and long-lived assets	—	5.2	—	29.2
Operating income	75.8	41.6	184.7	145.1
Interest expense	(30.5)	(29.9)	(92.8)	(90.9)
Other income	1.9	1.8	6.2	6.6
Income before income taxes	47.2	13.5	98.1	60.8
Income tax provision	(13.5)	(4.6)	(27.9)	(20.5)
Net income	33.7	8.9	70.2	40.3
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	$33.7	$8.9	$70.1	$40.2

Weighted average dilutive shares	45.6	44.8	45.4	44.7
Diluted earnings per share	$0.74	$0.20	$1.54	$0.90
Adjusted diluted earnings per share	1.09	0.84	2.71	2.46
Comparable adjusted diluted earnings per share	1.09	0.84	2.71	2.42
Depreciation and amortization expense	32.3	44.3	101.0	127.7
EBITDA	110.0	87.7	291.8	279.3
Adjusted EBITDA	118.9	104.9	325.5	308.7
Comparable adjusted EBITDA	118.9	104.5	325.5	303.0

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$25.8	$34.4
Other current assets	373.4	577.2
Property, plant and equipment	103.1	111.6
Operating lease assets	43.0	49.4
Intangibles	333.0	331.1
Goodwill	1,422.8	1,422.7
Other non-current assets	286.3	304.6
Total assets	$2,587.4	$2,831.0

Current portion of long-term debt	$37.2	$37.1
Other current liabilities	365.3	588.4
Long-term debt	1,412.6	1,466.0
Non-current operating lease liabilities	40.2	49.0
Other non-current liabilities	68.0	69.6
Shareholders' equity	664.1	620.9
Total liabilities and shareholders' equity	$2,587.4	$2,831.0

Net debt	$1,424.0	$1,468.7
Shares outstanding	45.0	44.3

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash provided (used) by:
Operating activities:
Net income	$70.2	$40.3
Depreciation and amortization of intangibles	101.0	127.7
Asset impairment charge	—	6.7
Gain on sale of businesses and long-lived assets	—	(29.2)
Other	(2.7)	(11.4)
Total operating activities	168.5	134.1
Investing activities:
Payment for acquisition	(12.1)	—
Proceeds from sale of businesses and long-lived assets	2.0	18.3
Purchases of capital assets	(72.6)	(69.8)
Other	6.7	0.2
Total investing activities	(76.0)	(51.3)
Financing activities:
Net change in debt, including debt issuance costs	(56.1)	(64.5)
Dividends	(41.6)	(40.8)
Change in settlement processing obligations	(236.0)	(339.0)
Other	(5.6)	(7.8)
Total financing activities	(339.3)	(452.1)
Effect of exchange rate change on cash, cash equivalents, restricted cash, and restricted cash equivalents	1.2	(3.1)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(245.6)	(372.4)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	309.2	458.0
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$63.6	$85.6
Free cash flow	$95.9	$64.3

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Merchant Services	$98.0	$93.5	$297.2	$288.5
B2B Payments	73.1	75.1	214.2	214.8
Data Solutions	89.2	61.1	234.3	178.2
Print	279.9	297.3	852.3	909.4
Business exits(1)	—	1.4	—	10.3
Total	$540.2	$528.4	$1,598.0	$1,601.2
Comparable Adjusted Revenue	$540.2	$527.0	$1,598.0	$1,590.9

Adjusted EBITDA:
Merchant Services	$20.4	$17.8	$63.5	$58.4
B2B Payments	16.8	15.3	45.8	42.5
Data Solutions	29.1	17.5	69.1	48.1
Print	93.5	97.4	274.7	282.2
Business Exits(1) / Corporate	(40.9)	(43.1)	(127.6)	(122.5)
Total	$118.9	$104.9	$325.5	$308.7
Comparable Adjusted EBITDA	$118.9	$104.5	$325.5	$303.0

Adjusted EBITDA Margin:
Merchant Services	20.8%	19.0%	21.4%	20.2%
B2B Payments	23.0%	20.4%	21.4%	19.8%
Data Solutions	32.6%	28.6%	29.5%	27.0%
Print	33.4%	32.8%	32.2%	31.0%
Total	22.0%	19.9%	20.4%	19.3%
Comparable Adjusted EBITDA	22.0%	19.8%	20.4%	19.0%

(1) Includes the payroll and human resources services business, which the company substantially exited during 2024.

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2024.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

The company has not reconciled the adjusted EBITDA, adjusted diluted EPS, or free cash flow outlook for 2025 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for the reconciling items between net income, adjusted net income, and adjusted EBITDA, and some of these reconciling items affect cash flows from operating activities. Due to the significant uncertainty and variability associated with certain forward-looking reconciling items such as asset impairment charges, restructuring and integration expense, gains and losses on sales of businesses and long-lived assets, and certain legal and environmental expenses, a reconciliation of the outlook for these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort. The potential impact of these reconciling items is substantial and, based on past experience, could be material.

EBITDA, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

Management believes that EBITDA, adjusted EBITDA, and adjusted EBITDA margin are useful metrics for evaluating the company's operating performance. These measures eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization), and certain other items that may vary for reasons unrelated to current period operating performance. Management uses these measures to assess the operating results and performance of the business, perform analytical comparisons, and identify strategies to improve performance. Additionally, management believes that an increasing adjusted EBITDA and adjusted EBITDA margin indicate an increase in the company's value. It is important to note that management does not consider EBITDA or adjusted EBITDA to be measures of cash flow, as they do not account for certain cash requirements such as interest, income taxes, debt service payments, or capital investments. Management does not consider EBITDA, adjusted EBITDA, or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$33.7	$8.9	$70.2	$40.3
Non-controlling interest	—	—	(0.1)	(0.1)
Interest expense	30.5	29.9	92.8	90.9
Income tax provision	13.5	4.6	27.9	20.5
Depreciation and amortization expense	32.3	44.3	101.0	127.7
EBITDA	110.0	87.7	291.8	279.3
Asset impairment charge	—	6.7	—	6.7
Restructuring and integration expense	2.9	11.3	15.6	37.0
Share-based compensation expense	6.0	4.8	17.6	15.0
Certain legal and environmental (benefit) expense	—	(0.4)	0.5	(0.1)
Gain on sale of businesses and long-lived assets	—	(5.2)	—	(29.2)
Adjusted EBITDA	$118.9	$104.9	$325.5	$308.7
Adjusted EBITDA as a percentage of revenue (adjusted EBITDA margin)	22.0%	19.9%	20.4%	19.3%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS AND COMPARABLE ADJUSTED DILUTED EPS

Management believes that adjusted diluted EPS and comparable adjusted diluted EPS are valuable metrics for providing comparable information that assists in analyzing current period operating performance and assessing future operating performance. By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, adjusted diluted EPS offers a useful view of underlying business performance. While it is reasonable to expect that one or more of the excluded items will occur in future periods, the amounts recognized may vary significantly. Comparable adjusted diluted EPS also excludes the impact of business exits, allowing management to evaluate comparable results on a year-over-year basis. Management does not consider adjusted diluted EPS or comparable adjusted diluted EPS to be substitutes for GAAP performance measures, but believes that they are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$33.7	$8.9	$70.2	$40.3
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	33.7	8.9	70.1	40.2
Asset impairment charge	—	6.7	—	6.7
Acquisition amortization	10.6	13.5	33.8	42.3
Accelerated amortization	—	6.9	—	16.7
Restructuring and integration expense	2.9	11.3	15.6	37.0
Share-based compensation expense	6.0	4.8	17.6	15.0
Certain legal and environmental (benefit) expense	—	(0.4)	0.5	(0.1)
Gain on sale of businesses and long-lived assets	—	(5.2)	—	(29.2)
Adjustments, pre-tax	19.5	37.6	67.5	88.4
Income tax provision impact of pretax adjustments(1)	(3.6)	(9.0)	(14.5)	(18.8)
Adjustments, net of tax	15.9	28.6	53.0	69.6
Adjusted net income attributable to Deluxe	49.6	37.5	123.1	109.8
Re-measurement of share-based awards classified as liabilities	—	—	(0.1)	(0.1)
Adjusted income attributable to Deluxe available to common shareholders (A)	$49.6	$37.5	$123.0	$109.7
Business exits, pretax	—	0.4	—	(2.4)
Income tax provision impact of business exits(1)	—	(0.1)	—	0.7
Business exits, net of tax	—	0.3	—	(1.7)
Comparable adjusted income available to common shareholders (B)	$49.6	$37.8	$123.0	$108.0

Weighted-average dilutive shares (C)	45.6	44.8	45.4	44.7

Adjusted Diluted EPS (A) / (C)	$1.09	$0.84	$2.71	$2.46
Comparable Adjusted Diluted EPS (B) / (C)	$1.09	$0.84	$2.71	$2.42

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED REVENUE, COMPARABLE ADJUSTED EBITDA, AND COMPARABLE ADJUSTED EBITDA MARGIN

Management considers the measures of comparable adjusted revenue, comparable adjusted EBITDA, and comparable adjusted EBITDA margin, which exclude the impact of business exits, as important indicators for assessing, evaluating, and improving the company's performance. By excluding the effects of business exits, management can evaluate comparable results on a year-over-year basis. These measures allow management to compare operational performance across fiscal periods when acquisitions or business exits occur.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$540.2	$528.4	$1,598.0	$1,601.2
Business exits	—	(1.4)	—	(10.3)
Comparable adjusted revenue	$540.2	$527.0	$1,598.0	$1,590.9

Adjusted EBITDA(1)	$118.9	$104.9	$325.5	$308.7
Business exits	—	(0.4)	—	(5.7)
Comparable adjusted EBITDA	$118.9	$104.5	$325.5	$303.0
Comparable adjusted EBITDA margin	22.0%	19.8%	20.4%	19.0%

(1) The reconciliation of net income to adjusted EBITDA can be found on a preceding page.

NET DEBT

Net debt is calculated by subtracting cash and cash equivalents from total debt. One limitation associated with using net debt is that by subtracting cash and cash equivalents, it may imply that management intends to use these funds to reduce outstanding debt. Additionally, net debt can suggest that the company's debt obligations are lower than what the most comparable GAAP measure indicates. Despite these limitations, management believes that net debt is a valuable metric for assessing the company's financial leverage and overall balance sheet health. It provides a measure of the company's debt burden considering the funds available to offset debt obligations.

	September 30, 2025	December 31, 2024
Total debt	$1,449.8	$1,503.1
Cash and cash equivalents	(25.8)	(34.4)
Net debt	$1,424.0	$1,468.7

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

FREE CASH FLOW

Free cash flow is calculated as net cash provided by operating activities minus purchases of capital assets. Management considers free cash flow to be an important indicator of cash available for servicing debt and for shareholders, after making necessary capital investments to maintain or expand the company's asset base. One limitation of using the free cash flow measure is that not all of the free cash flow is available for discretionary spending. The company may have mandatory debt payments and other cash requirements that must be deducted from available cash. Despite this limitation, management believes that the measure of free cash flow offers an additional metric to consistently compare cash generated by operations. It also provides insight into the cash flow available to fund various items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$67.1	$67.9	$168.5	$134.1
Purchases of capital assets	(23.3)	(21.2)	(72.6)	(69.8)
Free cash flow	$43.8	$46.7	$95.9	$64.3

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